               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    UNION CAMP CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]

                                 March 21, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Union Camp Corporation which will be held at 11:00 A.M. on Tuesday, April 29, 1997 at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey.

     In addition to the matters set forth in the attached proxy statement, we will report on the activities of Union Camp during 1996 and give you an opportunity to ask questions.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly.

     On behalf of the Board of Directors and employees, thank you for your continued support of Union Camp Corporation.

                                           Sincerely,

                                           /s/ W. CRAIG MCCLELLAND

                                           W. CRAIG MCCLELLAND
                                           Chairman of the Board
                                           and Chief Executive Officer

                                     [LOGO]

                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1997

                            ------------------------

     The Annual Meeting of Stockholders of Union Camp Corporation will be held at Union Camp Corporate Headquarters, 1600 Valley Road, Wayne, New Jersey on Tuesday, April 29, 1997, at 11:00 A.M., to consider and act upon the following:

          (1) The election of four directors to serve three-year terms and one director to serve a two year term;

          (2) The ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent accountants for the year 1997;

          (3) The approval of the Restricted Stock Performance Plan;

          (4) The approval of an amendment to the 1989 Stock Option and Stock Award Plan; and

          (5) Such other matters, including two stockholder proposals, as are properly presented at the meeting.

     Only stockholders of record at the close of business on March 4, 1997 are entitled to notice of, and to vote at, the meeting.

     Your attention is directed to the accompanying proxy statement.

                                          DIRK R. SOUTENDIJK
                                          Secretary

Wayne, New Jersey
March 21, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO UNITED STATES POSTAGE. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING AND WISH TO DO SO.

                             UNION CAMP CORPORATION
                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------

                    ANNUAL MEETING OF STOCKHOLDERS FOR 1997

     The accompanying proxy is solicited by the Board of Directors of Union Camp Corporation (the 'Company') for use at the Annual Meeting of Stockholders to be held on Tuesday, April 29, 1997, and any adjournment thereof. Notice of Annual Meeting, proxy statement and proxy are being mailed to all stockholders on or about March 21, 1997. Proxies in the accompanying form which are properly executed will be voted and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If a choice is not specified on such proxies, the shares will be voted in accordance with the recommendations of the Board of Directors as set forth on the accompanying proxy. With respect to each matter to be voted upon, abstentions and broker non-votes are counted for quorum purposes, but such a vote will not affect the determination of whether more votes have been cast in favor of a proposal than have been cast against it. A proxy may be revoked by the person giving it at any time before its exercise by delivering a later-dated proxy, written notice or a written ballot at the meeting.

     The Board of Directors has fixed the close of business on March 4, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 4, 1997, 69,244,830 shares of Common Stock of the Company were outstanding. Each share is entitled to one vote on each matter presented for a vote at the Annual Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in size as possible. Each year the directors of one class are elected to serve terms of three years.

     Five persons have been nominated by the Board for election as directors at the 1997 Annual Meeting. Four directors are to be elected to Class I to serve three year terms of office and until their successors are duly elected and one director is to be elected to Class III to serve a two year term of office and until his successor is duly elected. The nominees will be elected if they receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting if a quorum (a majority of the votes entitled to be cast) is present. An abstention is counted for quorum purposes, but is not a vote cast.

     The nominees to Class I to serve terms expiring at the Annual Meeting of Stockholders in 2000 are Sir Colin Corness, Robert D. Kennedy, W. Craig McClelland and James M. Reed. All of the Class I nominees are currently Class I directors elected by the stockholders at the 1994 Annual Meeting. Jeremiah J. Sheehan, who was appointed a director by the Board following the last Annual Meeting, has been nominated for election to Class III to serve a term expiring in 1999.

     Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for a substitute nominee or nominees designated by the Board of Directors or, if no substitute nominee or nominees are selected by the Board of Directors, to amend the Company's bylaws to reduce the membership of the Board of Directors by the number of such nominees who are not available for election, and to elect the nominees available for election. The Board of Directors has no reason to believe that any of the nominees listed will not be available for election as a director.

     The names of the directors and nominees, their ages, the years in which their terms of office will expire, their principal occupations during at least the past five years, other directorships held and certain other biographical information are set forth on the following pages.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                   (CLASS I)

[Photo]
SIR COLIN R. CORNESS
Sir Colin Corness, 65, is Chairman of the Board of Glaxo Wellcome plc (an international pharmaceutical company). From May 1991 until his retirement in May 1995, Sir Colin was Chairman of the Board of Redland PLC (an international construction materials producer). Prior to May 1991, he was Chairman of the Board and Chief Executive Officer of Redland PLC. Sir Colin has been a director of the Company since 1991 and is a member of the Audit Committee and the Personnel, Compensation and Nominating Committee. He is a director of Chubb Security plc and Glaxo Wellcome plc.


[Photo]
ROBERT D. KENNEDY
Mr. Kennedy, 64, is the retired Chairman of the Board and Chief Executive Officer of Union Carbide Corporation (an international petrochemical corporation). Mr. Kennedy has been a director of the Company since 1990 and is the Chair of the Personnel, Compensation and Nominating Committee. He is a Director of Birmingham Steel Corporation, General Signal Corporation, Kmart Corporation, UCAR International Inc., Union Carbide Corporation and Sun Company, Inc.


[Photo]
W. CRAIG MCCLELLAND
Mr. McClelland, 62, is Chairman of the Board and Chief Executive Officer of the Company. He was President and Chief Operating Officer of the Company from December 1989 to July 1994. Previously, he was an Executive Vice President of the Company since November 1988. From September 1986 until November 1988, Mr. McClelland was a Director and Executive Vice President of International Paper Company and President and Chief
Executive Officer of Hammermill Paper Company (a subsidiary of International Paper Company). Prior to September 1986, he was a Director and President and Chief Executive Officer of Hammermill Paper Company. Mr. McClelland has been a director of the Company since 1988. He is a director of Allegheny Teledyne, Inc. and PNC Financial Corporation.

[Photo]
JAMES M. REED
Mr. Reed, 64, has been Vice Chairman of the Board and Chief Financial Officer of the Company since April 1993. Prior to that he was an Executive Vice President and the Chief Financial Officer of the Company since October 1985. He has been a director of the Company since 1989. Mr. Reed is a director of Bush Boake Allen Inc., the Bulgarian-American Enterprise Fund, Martin Marietta Materials, Inc. and Savannah Foods & Industries, Inc.


                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
                      FOR A TWO-YEAR TERM EXPIRING AT THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  (CLASS III)

[Photo]
JEREMIAH J. SHEEHAN
Mr. Sheehan, 58, is Chairman of the Board and Chief Executive Officer of Reynolds Metals Company (international aluminum and packaging corporation). He was President and Chief Operating Officer of Reynolds Metals Company from January 1994 until October 1996 and prior to that he was an Executive Vice President of Reynolds Metals Company. Mr. Sheehan has been a director of the Company since 1996. He is a member of the Audit Committee and the Public Issues Committee. Mr. Sheehan is a director of Reynolds Metals Company and Federal Reserve Bank of Richmond.


                         DIRECTORS CONTINUING IN OFFICE

[Photo]
JERRY H. BALLENGEE
Mr. Ballengee, 59, was elected President and Chief Operating Officer of the Company in July 1994. He had been an Executive Vice President of the Company since November 1988 and prior to that he was a Senior Vice President of the Company. He has been a director of the Company since 1988. Mr. Ballengee is a director of Goulds Pumps, Inc. and United Cities Gas Co.
Class II Director, Term Expires ................................... 1998

[Photo]
GEORGE D. BUSBEE
Mr. Busbee, 69, is a retired Senior Partner of and Of Counsel to the law firm of King & Spalding, Atlanta, Georgia* and a former Governor of the State of Georgia. Mr. Busbee has been a director of the Company since 1983 and is a member of the Audit Committee and the Public Issues Committee. He is a director of Delta Air Lines, Incorporated and Weeks Corporation.
Class III Director, Term Expires .................................. 1999


[Photo]
RAYMOND E. CARTLEDGE
Mr. Cartledge, 67, is the retired Chairman of the Board and Chief Executive Officer of the Company. Since April 1996, he has been Chairman of the Board of Savannah Foods & Industries, Inc. Mr. Cartledge has been a director of the Company since 1983, and is a member of the Pension Investment Committee and the Public Issues Committee. He is a director of Blount, Inc., Chase Brass Industries, Inc., Delta Air Lines, Incorporated, Savannah Foods & Industries, Inc., Sun Company, Inc. and UCAR International Inc.
Class III Director, Term Expires .................................. 1999


[Photo]
GARY E. MACDOUGAL
Mr. MacDougal, 60, served as Chairman of the Board and Chief Executive Officer of Mark Controls Corporation (building and flow controls manufacturer) from November 1969 until May 1988. He is Chairman of the Governor's Task Force for Human Services Reform for the State of Illinois and a Trustee of the Annie Casey Foundation (for disadvantaged children). He was the General Director of the New York City Ballet from 1993 to 1994. Prior to March 1990, he was United States delegate and Alternate Representative to the United Nations. Mr. MacDougal has been a director of the Company since 1975 and is the Chair of the Public Issues Committee and a member of the Personnel, Compensation and Nominating Committee. He is a director of the Bulgarian-American Enterprise Fund and United Parcel Service of America, Inc.
Class III Director, Term Expires .................................. 1999

[Photo]
ANN D. MCLAUGHLIN
Ms. McLaughlin, 55,  is Chairman  of the Aspen  Institute (a  non-profit organization assisting in formulating the policies of democratic institutions). She was Vice Chairman of the Aspen Institute from 1993 to October 1996. From 1990 to 1995 she was President of the Federal City Council, Washington, D.C. (a non-profit organization to improve the Nation's capital) and from 1992 to 1993 she was President and Chief Executive Officer of New American Schools Development Corporation (a non-profit company engaged in educational reform). From 1989 to 1992, she was a Visiting Fellow, The Urban Institute (a research organization for social and economic issues). From 1987 to 1989, Ms. McLaughlin was Secretary of Labor, United States Department of Labor. From 1989 to 1990, Ms. McLaughlin was Chair, Presidential Commission on Aviation, Security and Terrorism. She was Undersecretary, United States Department of the Interior prior to March 1987. Ms. McLaughlin was a director of the Company in 1987, resigned to become United States Secretary of Labor and rejoined the Board of Directors in 1989. She is Chair of the Audit Committee and a member of the Public Issues Committee. She is a director of AMR Corporation, Donna Karan International, Federal National Mortgage Association, General Motors Corporation, Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Nordstrom, Inc., Potomac Electric Power Company, Sedgwick Group plc and Vulcan Materials Company.
Class II Director, Term Expires ................................... 1998


[Photo]
GEORGE J. SELLA, JR.
Mr. Sella, 68, is the retired Chairman of the Board and Chief Executive Officer of American Cyanamid Company. He has been a director of the Company since 1985 and is Chair of the Pension Investment Committee and a member of the Personnel, Compensation and Nominating Committee. Mr. Sella is a director of Bush Boake Allen Inc., The Equitable Companies Incorporated and The Equitable Life Assurance Society of the United States.
Class II Director, Term Expires ................................... 1998

[Photo]
TED D. SIMMONS
Mr. Simmons, 66, is Managing Director of Physical Facilities for the Church of Jesus Christ of Latter Day Saints. From April 1987 until January 1991 he was Vice Chairman of the Board of The Mutual Benefit Life Insurance Company. Mr. Simmons has been a director of the Company since 1988 and is a member of the Personnel, Compensation and Nominating Committee, the Pension Investment Committee and the Public Issues Committee.
Class II Director, Term Expires ................................... 1998


------------

 * The Company retained the law firm of King & Spalding on several matters during 1996.

                       BOARD OF DIRECTORS AND COMMITTEES

     In 1996, the Board of Directors held nine meetings. Non-employee directors receive as compensation for serving on the Board, an annual fee of $23,000 plus shares of Company Common Stock awarded pursuant to the Stock Compensation Plan for Non-Employee Directors (the 'Stock Compensation Plan'). The Stock Compensation Plan provides that immediately after each annual meeting of stockholders, each director who is not an employee of the Company shall receive the number of whole shares of Company Common Stock provided in the Plan for that year, or if there is no provision in the Plan for that year, whole shares having a fair market value, at the time of the grant, of approximately $5,000. In no event may the fair market value of any annual grant of such stock exceed $40,000 for each non-employee director. The total number of shares of Company Common Stock that may be awarded under the Stock Compensation Plan is 150,000. During 1996 each non-employee director received 165 shares of Company Common Stock pursuant to the Stock Compensation Plan which had a fair market value of approximately $9,000 at the time such stock was granted. The Stock Compensation Plan provides that each non-employee director shall receive for 1997 shares of Company Common Stock having a fair market value of approximately $9,000. Non-employee directors are also paid $1,500 for each meeting of the Board of Directors they attend, $750 for each committee meeting they attend and $1,000 per year for serving as the Chair of a committee.

     The Board of Directors has appointed an Audit Committee, a Personnel, Compensation and Nominating Committee, a Pension Investment Committee and a Public Issues Committee, which are composed of non-employee directors of the Company.

     The  Audit Committee held  three meetings during  1996. The Audit Committee
(i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, (iii) reviews and reports on the results of such audits to the Board of Directors, (iv) submits to the Board of Directors its recommendations relating to financial reporting and accounting practices and policies and financial, accounting and operating controls and (v) considers the impact on the Company's financial statements or condition of any infraction of laws, regulations or policies, compliance oversight being the responsibility of the Public Issues Committee.

     The Personnel, Compensation and Nominating Committee held six meetings during 1996. The Personnel, Compensation and Nominating Committee (i) makes recommendations to the Board concerning the election of the Company's officers,
(ii) reviews the compensation plans and sets the compensation for officers of the Company, (iii) awards incentive compensation and bonuses to officers of the Company, (iv) administers the Company's stock option plans and awards options, restricted stock, stock appreciation rights and bonuses payable in stock and (v) recommends to the Board the members and the Chairs of Board Committees. The Personnel, Compensation and Nominating Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the
Secretary of the Company with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director.

     The Pension Investment Committee held three meetings during 1996. The Pension Investment Committee periodically reviews the activities of the management of the Company in supervising the investment of the Company's pension funds.

     The Public Issues Committee held two meetings during 1996. The Public Issues Committee, in its discretion (i) inquires into and reviews any matter involving the conduct of the Company's business which affects the public or in which the public has a strong interest, (ii) recommends policies and programs which further the interests of the Company to the Board and/or the Company's management, (iii) provides oversight with respect to the Company's compliance activities as to environmental, health and safety, employment and other legal standards of conduct, and (iv) reports to the Board on matters believed to be of significance to the Board.

     Non-employee directors may elect to defer for such period as they determine all or part of their directors' retainer and meeting fees in which case interest is earned on the deferred amounts at the rate equal to the average yield on 91 day U.S. Treasury bills for the preceding period of December 1 through November 30 compounded annually. Upon retirement from the Board of Directors, any director who is not an employee of the Company and who has completed five years of service as a non-employee director receives an annual retirement benefit equal to the sum of 50% of the director's annual retainer on the retirement date, plus 10% of such retainer multiplied by the number of the director's full years of service in excess of five but not in excess of ten years. Such retirement benefit is unfunded and is paid annually out of the Company's general assets until the total number of annual payments equals the number of the director's years of service. If the director dies before receiving all the retirement benefits he would have been entitled to receive had he lived, a lump sum death benefit equal to the present value of such annual retirement benefits remaining unpaid is payable to his beneficiary.

     Directors who are employees of the Company do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or committees thereof.

     The Company's bylaws provide that any stockholder who wishes to nominate any person for election as a director at the Annual Meeting must give the Company's Secretary written notice of such intent at least sixty (60) days in advance of the first anniversary date of the annual meeting of stockholders for the preceding year. Such notice must contain the information required by the bylaws including information regarding each person to be nominated as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the person been nominated by the Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Company, and based on filings on Schedule 13G in February 1997 with the Securities and Exchange Commission, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

 TITLE                                            AMOUNT AND NATURE OF
   OF            NAME AND ADDRESS OF                   BENEFICIAL           PERCENT OF
 CLASS             BENEFICIAL OWNER                   OWNERSHIP(1)            CLASS
-------  ------------------------------------    ----------------------     ----------
Common   The Capital Group Companies, Inc.              6,634,810(2)            9.5%
         333 South Hope Street
         Los Angeles, CA 90071
Common   Wellington Management Company                  5,921,250(3)            8.5%
         75 State Street
         Boston, MA 02109

------------

(1) As used in this proxy statement, 'beneficially owned' means the sole or shared power to direct the voting of a security or the sole or shared power to direct the disposition of a security.

(2) Capital Guardian Trust Company and Capital Research and Management Company, investment advisors and operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 31, 1996, investment discretion with respect to 139,810 and 6,495,000 shares, respectively, or a combined total of 9.5% of outstanding stock which was owned by various institutional investors.

                                              (footnotes continued on next page)

(footnotes from previous page)

(3) Wellington Management Company, in its capacity as investment advisor, has shared voting power as to 74,150 shares of Company Common Stock and shared dispositive power as to 5,921,250 shares of Company Common Stock which are owned by its clients. Wellington Management Company has no sole voting or dispositive power as to Company Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
                            AS OF DECEMBER 31, 1996

                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
 TITLE                                           --------------------------------------------------------------
   OF                   NAME OF                   UNION CAMP       PERCENT       BUSH BOAKE ALLEN      PERCENT
 CLASS             BENEFICIAL OWNER              COMMON STOCK      OF CLASS    INC. COMMON STOCK(1)    OF CLASS
-------  -------------------------------------   ------------      --------    --------------------    --------
Common   John C. Albert.......................        40,293(2)         *              - 0 -             *
Common   Jerry H. Ballengee...................       139,827(2)         *              - 0 -             *
Common   George D. Busbee.....................         2,521            *              - 0 -             *
Common   Raymond E. Cartledge.................       248,983(2)(3)      *              5,000             *
Common   Sir Colin Corness....................         1,942            *              1,000             *
Common   Robert D. Kennedy....................         2,281            *              - 0 -             *
Common   Gary E. MacDougal....................         6,053            *              - 0 -             *
Common   W. Craig McClelland..................       212,362(2)         *              1,000             *
Common   Ann D. McLaughlin....................         1,333            *              - 0 -             *
Common   James M. Reed........................       125,486(2)         *              5,000             *
Common   George J. Sella, Jr..................         2,221            *              3,500             *
Common   Jeremiah J. Sheehan..................         1,000            *              - 0 -             *
Common   Ted D. Simmons.......................         3,221(3)         *              1,000             *
Common   William H. Trice.....................       108,577(2)         *             10,000             *
Common   Directors and Executive Officers as a     1,082,343(2)      1.6%             28,125             *
           Group
           (21 Persons).......................

------------

* Less than one percent of the shares outstanding.

(1) Union Camp Corporation is the beneficial owner of 68% of the outstanding common stock of Bush Boake Allen Inc. which went public in May 1994.

(2) The shares shown as beneficially owned include the number of shares of Company Common Stock that directors and executive officers had the right to acquire within 60 days after December 31, 1996 pursuant to unexercised options under the Company's stock option plans as follows: 35,050 shares for Mr. Albert, 109,057 shares for Mr. Ballengee, 210,032 shares for Mr. Cartledge, 175,980 shares for Mr. McClelland, 89,119 shares for Mr. Reed, 78,729 for Mr. Trice and 857,101 for all directors and executive officers as a group (21 persons). The shares shown include restricted stock held by executive officers which become free of restrictions on sale over a period of five years from the date of grant as follows: no shares for Mr. Albert, 8,061 shares for Mr. Ballengee, 11,757 shares for Mr. McClelland, 7,555 shares for Mr. Reed, 6,779 for Mr. Trice and 46,769 shares for all executive officers as a group.

(3) The shares of Common Stock shown as beneficially owned (a) by Mr. Cartledge include 13,068 shares that are owned by his spouse as to which beneficial ownership is disclaimed and (b) by Mr. Simmons include 400 shares that are owned by his spouse as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual and long-term compensation for services in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1995 and 1994 paid or accrued to the chief executive officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                          COMPENSATION AWARDS
                                                                                        ------------------------
                                                                                                      SECURITIES
                                                            ANNUAL COMPENSATION         RESTRICTED    UNDERLYING
                                                        ----------------------------      STOCK       OPTIONS &        ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS      AWARDS(1)      SARS (#)     COMPENSATION(2)
-----------------------------------------------------   ----    --------    --------    ----------    ----------    ---------------
W. Craig McClelland .................................   1996    $650,000    $123,455     $  36,330      80,000          $35,732
  Chairman of the Board and Chief                       1995    $588,500    $639,937     $ 420,643      61,000          $41,466
  Executive Officer                                     1994    $506,803    $458,200     $ 145,428      68,452          $55,048
Jerry H. Ballengee ..................................   1996    $442,500    $ 69,552     $  24,768      39,100          $24,515
  President and Chief Operating Officer                 1995    $400,500    $360,528     $ 286,023      33,300          $26,555
                                                        1994    $359,250    $274,600     $  99,057      37,664          $15,905
John C. Albert ......................................   1996    $220,000    $ 78,399     $  12,529       7,600          $ 9,393
  Senior Vice President                                 1995    $202,000    $ 40,830         - 0 -       8,300          $10,845
                                                        1994    $182,000    $ 89,050         - 0 -       6,000          $ 6,663
James M. Reed .......................................   1996    $391,000    $ 47,527     $  22,253      18,000          $23,567
  Vice Chairman and Chief Financial Officer             1995    $365,000    $228,334     $ 263,159      24,000          $26,694
                                                        1994    $341,000    $208,600     $  96,135      18,700          $20,982
William H. Trice ....................................   1996    $350,000    $ 61,331     $  18,818      16,700          $18,233
  Executive Vice President                              1995    $330,000    $178,815     $ 235,572      18,900          $21,594
                                                        1994    $307,500    $170,300     $  86,946      13,900          $14,818

------------

(1) The value of the restricted stock awards was determined by multiplying the closing price of the Company's Common Stock on the date of grant by the number of shares awarded. The restricted stock awards were granted on January 28, 1997 for fiscal year 1996, January 30, 1996 for fiscal year 1995 and January 31, 1995 for fiscal year 1994. As of December 31, 1996, the number of shares and the value of aggregate restricted stockholdings were as follows: 11,757 shares ($565,806) by Mr. McClelland; 8,061 shares ($387,936)
    by Mr. Ballengee; none by Mr. Albert; 7,555 shares ($363,584) by Mr. Reed; and 6,779 shares ($326,239) by Mr. Trice. On January 28, 1997 restricted stock awards were made with respect to services rendered during 1996. As of January 31, 1997, the number of shares and the value of aggregate restricted stockholdings were as follows: 9,694 shares ($461,677) by Mr. McClelland; 6,622 shares ($315,373) by Mr. Ballengee; 259 shares ($12,335) by Mr.
    Albert;  6,168 shares ($293,751) by Mr. Reed; and 5,511 shares ($262,461) by
    Mr. Trice. Each award becomes free of restrictions in equal installments over 5 years. The number of shares awarded was as follows: 3,086 for 1994, 8,371 for 1995 and 751 for 1996 to Mr. McClelland; 2,102 for 1994, 5,692 for
    1995 and 512 for 1996 to Mr. Ballengee; none for 1994, none for 1995 and 259 for 1996 to Mr. Albert; 2,040 for 1994, 5,237 for 1995 and 460 for 1996 to
    Mr. Reed; and 1,845 for 1994, 4,688 for 1995 and 389 for 1996 to Mr. Trice. Common Stock dividends are payable on restricted stock.

(2) The compensation reported represents (a) Company contributions under the Salaried Employees Savings and Investment Plan and related supplemental plan; and (b) amounts imputed or credited to the named executive officer for premiums paid for group life insurance. The Company contributions for 1996 pursuant to the Salaried Employees Savings and Investment Plan were as follows: $19,500 to Mr. McClelland; $13,275 to Mr. Ballengee; $6,600 to Mr. Albert; $11,730 to Mr. Reed; and $10,500 to Mr. Trice. The amounts imputed or credited for life insurance premiums were as follows: $16,232 to Mr. McClelland; $11,240 to Mr. Ballengee; $2,793 to Mr. Albert; $11,837 to Mr. Reed; and $7,733 to Mr. Trice.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following two tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table during 1996 and the value of the options and related stock appreciation rights ('SARs') held by them as of December 31, 1996.

                             OPTION GRANTS IN 1996

                                 INDIVIDUAL GRANTS
------------------------------------------------------------------------------------
                            NUMBER OF                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                            SECURITIES     % OF TOTAL                                    ANNUAL RATES OF STOCK PRICE APPRECIATION
                            UNDERLYING    OPTIONS/SARS                                              FOR OPTION TERM(3)
                           OPTIONS/SARS    GRANTED TO     EXERCISE(2)                   -------------------------------------------
                             GRANTED      EMPLOYEES IN      OR BASE       EXPIRATION                  5%(4)               10%(5)
          NAME                (#)(1)      FISCAL 1996     PRICE ($/SH)       DATE       0%         APPRECIATION        APPRECIATION
-------------------------  ------------   ------------    ------------    ----------    ---        ------------        ------------
W. Craig McClelland......      80,000         11.1%         $ 49.375       11/24/06     -0-         $2,488,500          $6,280,500
Jerry H. Ballengee.......      39,100          5.4            49.375       11/24/06     -0-          1,216,254           3,069,594
John C. Albert...........       7,600          1.1            49.375       11/24/06     -0-            236,407             596,647
James M. Reed............      18,000          2.5            49.375       11/24/06     -0-            559,913           1,413,113
William H. Trice.........      16,700          2.3            49.375       11/24/06     -0-            519,474           1,311,054
----------------------------------------------------------------------------------------------------------------------------------

All Shareholders(6)......     N/A           N/A               N/A            N/A        -0-     $2,154,092,738      $5,436,519,844
All Optionees(7).........     722,000          100%         $ 49.375       11/24/06     -0-         22,458,712          56,681,512
                                                            $ 52.125        6/23/06
Optionees Gain as %
  of All Shareholders'
  Gain...................     N/A           N/A               N/A            N/A        N/A            1%                  1%

------------

(1) The options become exercisable two years from the date of grant, i.e., on November 25, 1998. Optionees who are executive officers of the Company may elect to have stock otherwise deliverable upon the exercise of the option withheld by the Company in order to meet income tax withholding obligations which arise upon the exercise of the option.

(2) The exercise price is the fair market value of the underlying stock on the date of the option grant.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Union Camp's Common Stock.

(4) Union Camp Common Stock would be trading at $80.48 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(5) Union Camp Common Stock would be trading at $127.88 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(6) As of November 30, 1996, there were 69,249,517 shares of the Company's Common Stock outstanding. The calculations shown herein are based on the assumed rates of price appreciation, compounded annually, from the stock's fair market value of $49.375 on November 25, 1996 when the above options were granted.

(7) The amounts shown are based on the assumed rates of appreciation, compounded annually, from the stock's fair market value of (i) $52.125 on June 24, 1996 for 14,000 options granted on that date and (ii) $49.375 on November 25, 1996 for 708,000 options granted on that date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                  NUMBER OF SHARES        VALUE OF
                                                                                     UNDERLYING         UNEXERCISED
                                                                                    UNEXERCISED         IN-THE-MONEY
                                                                                  OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                                    END OF 1996         END OF 1996
                                                                                  ----------------    ----------------
                                                SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
                    NAME                          ON EXERCISE      REALIZED(1)    UNEXERCISABLE(2)    UNEXERCISABLE(1)
---------------------------------------------   ---------------    -----------    ----------------    ----------------
W. Craig McClelland..........................        - 0 -              - 0 -      175,980/141,000     $940,166/$ - 0 -
Jerry H. Ballengee...........................        1,395          $  67,922      109,057/ 72,400     $637,314/$ - 0 -
John C. Albert...............................          470          $  24,083       35,050/ 15,900     $225,970/$ - 0 -
James M. Reed................................        1,650          $  81,375       89,119/ 42,000     $554,395/$ - 0 -
William H. Trice.............................        2,036          $ 110,250       78,729/ 35,600     $554,897/$ - 0 -

------------

(1) Value is the difference between the market value of the Company's Common Stock on the date of exercise or December 31, 1996, i.e., $48.125 per share, and the exercise price.

(2) SARs were granted in tandem with certain options and, therefore, the exercise of SARs reduces the number of shares subject to the related option.

                            REPORT OF THE PERSONNEL,
                     COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

THE COMMITTEE'S FUNCTION

     The Personnel, Compensation and Nominating Committee (the 'Committee') is composed entirely of independent, non-employee directors. The Committee reviews and approves each element of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Committee approves the salaries of the Company's Chief Executive Officer (the 'CEO') and its other executive officers, makes awards under the Executive Annual Incentive Plan and the Policy Group Restricted Stock Performance Plan and grants stock options under the 1989 Stock Option and Stock Award Plan.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to: (a) attract, retain and motivate talented executives to work on behalf of shareholders, the Company's employees, customers and the communities within which the Company operates; (b) provide compensation at levels that are competitive with those provided in the various markets where Union Camp competes for executive resources; (c) place a significant portion of executive pay at risk; and (d) recognize and reward exceptional accomplishments. The Company's CEO participates in the same programs and receives compensation based on the same factors as the other executive officers.

     The  Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') shortly after it was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation generally is not permitted to deduct compensation in excess of one million dollars per year paid to the CEO and the other executive officers named in the proxy statement except to the extent the compensation was paid under compensation plans meeting tax code requirements to be considered performance-based. At that time the Committee took steps to qualify compensation realized upon the exercise of stock options granted under the 1989 Stock Option and Stock Award Plan as performance based pursuant to Code Section 162(m). In accordance with the regulations issued under Section 162(m), the Company is asking that stockholders approve the amendment made in 1993 to the 1989 Stock Option and Stock Award Plan in order to continue the tax deductibility of compensation earned under that Plan. The amendment submitted for stockholder approval is the establishment of 750,000 as the maximum number of shares of Company

Common Stock as to which options may be granted to any one executive from November 30, 1993 until the expiration of the Plan on April 24, 1999. The full text of this proposal to stockholders begins on page 20.

     The Committee also determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program or the amount of tax deduction lost is insignificant. Accordingly, the Committee recommended and the Board approved that the Restricted Stock Performance Plan be submitted to stockholders for approval in order that compensation paid in the future pursuant to this plan will be tax deductible by the Company. This proposal to stockholders begins on page 18. The Committee reviewed the deductibility in 1996 of compensation paid to the CEO and other named executive officers and found there would be no lost deductibility. The Committee also reviewed potential compensation payable to the CEO and other named executive officers for 1997 assuming that stockholders approve the Restricted Stock Performance Plan and the amendment to the 1989 Stock Option and Stock Award Plan. The Committee determined that any loss of tax deductibility to the Company would be insignificant.

     The Committee also seeks an appropriate balance among program objectives. Particular attention is paid to the two key objectives discussed below.

     PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Committee intends to provide the Company's CEO and its executives with total compensation that, at targeted levels of performance, according to an independent compensation consultant, is competitive with the median total compensation earned by executives who hold comparable positions or have similar qualifications in the paper and forest products industry and within general industry for companies of comparable size. The Company has historically used this comparison group which differs from and is larger than the peer group used in the Stock Performance Graph below because the Company feels the larger group better represents the market within which it competes for executive talent. To determine median competitive levels of base salary and target incentive compensation, the Committee regularly reviews information drawn from various sources, including proxy statements, industry surveys and independent compensation consultants. The Committee examines specific salary and target incentive recommendations for Union Camp's CEO and other officers, considering each position's relative content, accountability, scope of responsibility as well as the individual's performance and experience. While the targeted value of an executive's total compensation is generally set at median competitive levels, a large portion of a senior executive's compensation is at risk and will exceed or fall below the targeted levels depending on actual performance measured against predetermined objectives.

     ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE

     Union Camp's annual incentive plan is designed to ensure that incentive compensation is predictable with the financial and strategic performance of the Company and/or its business units as measured against predetermined objectives which are approved annually by the Committee. Awards paid under the Policy Group Restricted Stock Performance Plan take into account the Company's long-term financial performance. Because the Company's incentive plans serve different purposes, they use different performance measures and periods.

OVERVIEW OF EXECUTIVE COMPENSATION AND 1996 COMMITTEE ACTIONS

     The Company's executive compensation program for its CEO and the other four most highly compensated executive officers shown in the Summary Compensation Table (the 'named executive officers') has four principal elements: base salary, the Executive Annual Incentive Plan, the Policy Group Restricted Stock Performance Plan and the Stock Option Plan. Following is an overview of each program element and what actions the Committee took in 1996.

BASE SALARY

     Base salaries are intended to be externally competitive and internally equitable. They reflect an individual's sustained performance and length of time in the position. Base salary levels are adjusted periodically based on an individual's performance and the external market. Base salaries are annually targeted at median base salary levels for similar positions in the paper and forest products industry and in general industry for companies of comparable size. Base salaries may exceed the targeted averages if warranted by sustained performance.

     1996 Action: Effective January 1, 1996, the base salaries of the named executive officers, excluding the CEO and the COO, were increased 5.1%. This increase was the amount recommended by the CEO to maintain competitive salaries. The Committee noted that the report of its independent compensation consultant said that, following the increase, the base salaries of these named executive officers were at appropriate target median levels compared with similar positions in the above-mentioned comparison group.

     Effective July 1, 1996, the CEO and COO received salary increases of 8.0% and 8.2% respectively. After the increases their base salaries were below the competitive median salaries recommended by the Committee's independent consultant. Future salary increases are expected to bring their salaries to fully competitive levels.

THE EXECUTIVE ANNUAL INCENTIVE PLAN

     The amount of the incentive compensation targeted for the CEO and the named executive officers under the Executive Annual Incentive Plan is the median competitive annual incentive compensation recommended by an independent compensation consultant. The recommended median is based on the annual incentive compensation paid to comparable positions by the comparison group referred to under the caption 'Providing competitive levels of compensation'. The incentive targeted assumes (i) the Company and/or key business units will achieve their annual financial plans and (ii) the CEO and the named executive officers, as a group, achieve predetermined operating and strategic goals that are established as part of the Company's annual planning and budgetary process. At the beginning of each year the Committee reviews the operating and strategic goals established for the CEO and the named executive officers and the financial performance measures for the Company and its key business units. The Committee has the discretion to pay awards in cash or up to 50% in the Company's Common Stock.

     Executives' awards are tied to the financial performance measures most appropriate to their responsibilities. To reinforce the need for teamwork and focus attention on overall corporate objectives, each participant has a portion of his award tied to the financial performance measures for the Company as a whole, defined by earnings per share. The portion of the award based on financial performance measures for Mr. McClelland, Mr. Ballengee and Mr. Reed is determined solely by corporate earnings per share results, while Mr. Albert and Mr. Trice have some of their award based on financial performance measures linked to the performance of the key business units for which they are responsible.

     1996 Action: At the beginning of 1996 the Committee determined target incentives for the CEO and the named executive officers. Since the Company's 1996 earnings per share results were below the corporate minimum financial performance measures established, the portion of the targeted incentive based on corporate financial performance measures was not awarded. The earnings results of the key business units for which Mr. Albert and Mr. Trice are responsible were above the minimum financial performance measures established and, therefore, their targeted incentives were adjusted accordingly. In addition, at the beginning of 1996, the Committee established a number of specific operating and strategic goals which were weighted and which the CEO and the named executive officers had to accomplish as a team in order to receive the targeted awards after those target awards were adjusted for actual earnings results. The Committee regards the specific operating and strategic goals as competitively sensitive information. Although the Committee determined the CEO and other named executive officers substantially met these goals, no bonus would normally be paid under the plan to Mr. McClelland, Mr. Ballengee and Mr. Reed because the Company did not meet the minimum earnings goals for 1996. However, the Committee recognized there were unusual business conditions negatively affecting the Company's earnings that were beyond management's control and granted partial bonuses for achieving operating and strategic goals. The annual bonus payment shown in the Summary Compensation Table for Mr. McClelland, Mr. Ballengee and Mr. Reed represents a discretionary bonus equal to 29% of their target incentives for 1996. The annual bonus payments shown for Mr. Albert and Mr. Trice were determined by the plan's provisions and reflect the adjustments made on account of the earnings results of the key business units for which they are responsible as well as overall corporate results.

THE POLICY GROUP RESTRICTED STOCK PERFORMANCE PLAN

     Under the Policy Group Restricted Stock Performance Plan, long term incentives are earned by the CEO and the other members of the Company's policy committee when the Company attains specific earnings and return on capital goals that are equally weighted and are determined, respectively, by an earnings forecasting formula and a return on capital ranking that must be in the upper half of a competitor group of 13 major paper and packaging companies. The competitor group differs and is larger than the peer group used in the Stock Performance Graph (which, at selection, consisted of the companies in the Dow Jones Paper Group Index) because the Company has historically compared its financial performance against this larger competitor group. Awards earned under this plan are made in restricted shares of Common Stock that vest at a rate of 20% per year over 5 years. The objective of this plan is to focus senior management's attention on two critical factors affecting the Company's long term performance (earnings per share and return on capital) and reward them for making successful long term decisions. The value of these awards may vary considerably based on the Company's stock price performance.

     1996 Action: The Company's return on capital ranking among the group of 13 paper and packaging competitors was 8th place which resulted in no award for the CEO and the other named executive officers. The Company's earnings per share for 1996 were below the Plan's forecasted target resulting in Mr. McClelland and the named executive officers each receiving an award equal to 5.4% of the amount of his annual base salary as in effect at the end of January 1997 when the awards were granted. These awards were granted in restricted stock which will vest 20% a year over the next five years.

THE 1989 STOCK OPTION AND STOCK AWARD PLAN

     Stock options are the final element of the Company's compensation for its CEO and executive officers. Stock options are normally granted annually. The primary objective of issuing stock options is to encourage the CEO and the officers of the Company to maintain an equity interest in the Company and provide financial rewards linked to the future performance of the Company's Common Stock.

     1996 Action: The starting point for the determination of stock option awards for each of the CEO and the named executive officers is the median competitive total compensation for comparable positions recommended by the independent compensation consultant (as discussed under the caption 'Providing competitive levels of compensation' on page 12). The Committee approved stock option grants in November 1996 that were determined by offsetting the median competitive total compensation reported by the consultant by the CEO's and named executive officers' base salaries, and their Annual Incentive Plan and Restricted Stock Performance Plan target awards. For this calculation, the expected present value of the stock option grants was determined by the independent consultant using a version of the Black-Scholes formula. The Committee expects to use the same methodology each year and does not consider the amount of stock options previously awarded because it considers stock options to be primarily compensatory. The stock options granted to the CEO and the other named executives during 1996 are shown in the Option Grants table on page 10.

SUMMARY

     The Company's emphasis on variable pay and the compensation program's direct link to both short and long-term financial performance, as well as stock performance, tie executive pay to critical measures of corporate performance.

Robert D. Kennedy, Chair                             Gary E. MacDougal
George J. Sella, Jr.                                 Ted D. Simmons

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of Union Camp Common Stock, the S&P 500 Composite -- 500 Stock Index and an index of a peer group of paper companies, for the period of five years beginning December 31, 1991 and ending December 31, 1996 (assuming that the value of the investment in Union Camp Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested). The peer group index is comprised of 8 medium to large sized companies (Boise Cascade, Bowater, Champion International, Consolidated Papers, P.H. Glatfelter, International Paper, Mead, and Westvaco) whose primary business is the manufacture and sale of paper products. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year.

                 FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


                                    [GRAPH]

                            Dec 91  Dec 92  Dec 93  Dec 94  Dec 95  Dec 96
    Union Camp Corp           100      96     103     105     109     114
    S&P 500 Composite         100     108     118     120     164     202
    Peer Group                100     101     110     122     136     144


     The chart below compares the Company's average return on capital for 1995 and 1996 with the average return on capital of 12 paper and packaging companies (Boise Cascade, Champion International, Chesapeake, Georgia Pacific, International Paper, Mead, Potlatch, Stone Container, Temple-Inland, Weyerhauser, Westvaco and Willamette) for the same period. Average return on capital is defined as the average of the sum of net income plus after-tax interest expenses divided by the average of the sum of interest bearing debt plus stockholders' equity. The return on capital is a measure of the earnings on each company's capital base and is an important performance indicator for capital intensive companies. By averaging the multi-year returns the effects of the volatile environment in the paper industry over the past two years have been mitigated. The Company ranks third based on this measure.

                              RETURN ON CAPITAL
                             1995 - 1996 Average

                                    [CHART]



            1.           12.2%
            2.           10.6%
            3.            9.6% - Union Camp
            4.            9.4%
            5.            9.3%
            6.            9.1%
            7.            8.8%
            8.            8.3%
            9.            8.0%
           10.            7.4%
           11.            6.9%
           12.            6.7%
           13.            5.7%


     In each case the return on capital was calculated using fiscal year end data where available. As interest bearing debt and stockholders' equity for fiscal year 1996 were not available, the amounts thereof as of September 30, 1996 were used for each company.

RETIREMENT PLANS

     The Retirement Plan for Salaried Employees is a defined benefit plan and is funded solely by Company contributions. The calculation of benefits under the Retirement Plan is based upon average earnings, which include salary, overtime and vacation payments, bonuses and incentive compensation received during the highest 60 consecutive months of the 120 months preceding retirement ('Final Average Earnings'). The amount of the retirement benefit provided to a participating employee under the Retirement Plan equals the product of the sum of 1.05% of the participating employee's Final Average Earnings plus .45% of those Final Average Earnings in excess of the average applicable Social Security wage base at the date of retirement, multiplied by the number of years of credited service of the employee with the Company or one of its participating subsidiaries. Benefits under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts. To the extent that retirement benefits payable exceed limitations imposed by the Code, with respect to payments from tax qualified trusts, such excess amounts will not be paid from a qualified trust fund but will be paid by the Company on an unfunded basis out of its general assets.

     The Company has adopted a Supplemental Retirement Income Plan for Executive Officers (the 'Plan') under which the Personnel, Compensation and Nominating Committee of the Board of Directors (the 'Committee') may from time to time designate certain executive officers as covered participants if such officers are (i) members of the Company's policy committee and/or (ii) hired at mid-career and responsible for a significant segment of the Company's business. The Plan currently covers eleven policy committee members. The Plan provides for a minimum pension upon retirement at age 65 (or earlier with approval of the Committee) following at least 10 years of service of 40% of the participant's average annual earnings, which include salary, vacation payments and annual target incentive, during the highest 60 consecutive months of the 120 months preceding retirement ('Average Pension Compensation') which increases by 1 1/2% for each year of additional service up to a maximum of 55% of Average Pension Compensation after 20 years of service. Payments under the Plan will be reduced by (i) pensions under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan, (ii) any other pensions which may be payable by other employers and (iii) one-half of the amount of primary Social Security benefits. If an officer engages in certain competitive activity after retirement, benefits under the Plan will terminate. The Plan provides that Mr. McClelland shall receive a minimum annual pension equal to the higher of the Plan's benefit or the sum of $22,400 plus any pension payable under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan.

     The following table shows the approximate annual pensions payable under all the plans described to the executive officers named in the Summary Compensation Table assuming retirement at age 65, whose Average Pension Compensation and years of service at retirement would be in the classifications indicated. The amounts shown have not been reduced by any pension payable by another employer or Social Security benefits which are offsets to the pensions payable under the Plan.

                                      PENSION PLAN TABLE
  AVERAGE                              YEARS OF SERVICE
  PENSION        ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
 $  400,000      $190,000     $220,000     $220,000     $220,000     $220,000
 $  500,000      $237,500     $275,000     $275,000     $275,000     $275,000
 $  600,000      $285,000     $330,000     $330,000     $330,000     $330,000
 $  700,000      $332,500     $385,000     $385,000     $385,000     $385,000
 $  800,000      $380,000     $440,000     $440,000     $440,000     $440,000
 $  900,000      $427,500     $495,000     $495,000     $495,000     $495,000
 $1,000,000      $475,000     $550,000     $550,000     $550,000     $550,000
 $1,100,000      $522,500     $605,000     $605,000     $605,000     $605,000
 $1,200,000      $570,000     $660,000     $660,000     $660,000     $660,000

     The calculation of the amounts shown assumes that the employee remains in the service of the Company or one of its participating subsidiaries until age 65, that the retirement program is continued in its present form and that the individual receives the benefits in the form of a single life annuity. As of December 31, 1996, Messrs. Albert, Ballengee, McClelland, Reed and Trice were credited with 23, 15, 8, 27 and 33 years of service, respectively, under the Retirement Plan, including credit for prior service with a subsidiary of the Company in the case of Mr. Reed. The current compensation covered by the Plan is $297,000 for Mr. Albert; $682,500 for Mr. Ballengee; $1,076,000 for Mr.
McClelland; $555,000 for Mr. Reed; and $490,000 for Mr. Trice.

SEVERANCE ARRANGEMENTS

     The individuals named in the Summary Compensation Table and six other executive officers have executed individual severance agreements with the Company. Each agreement provides that if, while the agreement is in effect following a 'change in control of the Company,' the Company terminates the executive's employment without 'cause' or the executive terminates his employment for 'good reason' (as such terms are defined in the severance agreements), the executive will receive from the Company as a severance benefit a lump sum payment equal to up to three times the sum of such executive's annual salary and up to three times the amount of his annual target incentive. An executive officer would also be entitled to continue to receive certain welfare insurance benefits for up to three years. The Company will also make an additional payment to the executive to ensure that benefits in connection with a change in control, whether pursuant to the severance agreements or otherwise, will not be subject to net reduction due to the imposition of excise taxes under
Section 4999 of the Code. The individual severance agreements provide for the distribution in a lump sum to the executives if their employment is terminated following a change in control while the severance agreement is in effect of (i) supplemental savings amounts credited to the executives and (ii) the actuarial equivalent of the supplemental pension benefit accrued under the Company's Supplemental Retirement Plan. In addition, amounts due pursuant to the Company's Supplemental Retirement Income Plan for Executive Officers, determined as if the executive were credited with up to three additional years of age and service, shall be distributed to the executives in a lump sum if termination of employment occurs while the agreement is in effect and after a change in control.

      PROPOSAL 2 -- RATIFICATLON OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has been recommended by the Audit Committee and appointed by the Board of Directors, subject to ratification by the stockholders, to make an examination of the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1997 and the related consolidated statements of income and cash flows for the year 1997, and for such other purposes incidental thereto as may be required. Price Waterhouse LLP has been the Company's independent accountants since 1977.

     The Company expects that a representative of Price Waterhouse LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders. The representative of Price Waterhouse LLP will have an opportunity to make a statement at the meeting if he so desires.

     The Board of Directors recommends that you vote FOR this proposal. The accompanying proxy will be voted FOR the proposal unless a contrary specification is made. This proposal will have been adopted if more votes are cast in favor of it than are cast against it.

              PROPOSAL 3 -- APPROVAL OF THE UNION CAMP CORPORATION
                       RESTRICTED STOCK PERFORMANCE PLAN

     A proposal will be presented to the meeting to approve the Union Camp Corporation Restricted Stock Performance Plan (the 'RSPP') which was adopted by the Board of Directors on January 28, 1997, subject to the approval of the shareholders of the Company. Shareholder approval of the RSPP is recommended by the Board of Directors in order to permit the Company to maintain the tax-deductible status of payments to certain participants thereunder in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended ('Section 162(m)').

     The principal features of the RSPP are summarized below. This summary is qualified in its entirety by reference to the terms of the RSPP, which is attached to this proxy as Exhibit A. The RSPP is intended to (i) provide an incentive and reward to selected officers of the Company and those subsidiaries and affiliates designated by the Committee (as defined below), who have contributed and who are, in the future, likely to contribute to the long-term performance of the Company and (ii) assure current Federal income tax deductibility by the Company of awards earned under the RSPP by officers whose compensation might not otherwise be deductible under Section 162(m). The RSPP is expected to enhance the Company's ability to attract and retain outstanding individuals to serve in executive positions.

     ADMINISTRATION AND DETERMINATION OF ELIGIBILITY. The Personnel, Compensation and Nominating Committee of the Board of Directors (the 'Committee') will be responsible for the administration of the RSPP and, taking into account the executives approved for participation in the RSPP by the Chief Executive Officer of the Company, shall determine (i) the officers eligible to receive awards, (ii) award levels, (iii) performance goals, (iv) payment schedules and (v) other determinations deemed necessary or desirable thereunder.

     ANNUAL AWARDS. Awards granted to participants under the RSPP are based upon the Company's performance during a performance period, measured with respect to performance criteria established by the Committee.

     During each year, each participant shall be eligible to receive an award based upon a percentage of the participant's base salary as determined by the Committee (the 'Award Level'). However, a maximum award of 48% of base salary may be awarded based upon the Company's Return on Capital (as defined in the RSPP) ('ROC') for the year and a maximum of 32% of base salary may be awarded based upon the Company's Earnings Per Share (as defined in the RSPP) for the year. In addition, without the further approval of stockholders, the maximum value of an award that any participant may receive under the RSPP for any year may not exceed $2,000,000.

     ADJUSTMENTS TO AWARDS. The Committee may reduce (or not pay) awards, except in certain cases involving a change in control of the Company (as defined in the RSPP), but may not increase them above the maximum value stated above.

     PERFORMANCE CRITERIA. For each performance period, the performance criteria upon which awards will be based will be (i) the average of the Company's ROC (which is determined in the discretion of the Committee either by dividing the Company's net income by the sum of its long-term debt, stockholders' equity and deferred income taxes or by dividing the Company's pre-interest after-tax net income by the sum of its average debt plus average stockholders' equity) for the performance period and the two preceding performance periods, and (ii) the Company's Earnings Per Share for the performance period, as shown on the
Company's annual financial statements, before taking into account (x) adjustments to earnings incurred in connection with the adoption of a new accounting standard and (y) extraordinary items, as defined in Accounting Principles Bulletin No. 30. For purposes of determining the Company's ROC for the first two performance periods under the RSPP, the first performance period's determination shall reflect only the 1997 financial results and the second performance period's determination shall reflect the average of the 1997 and 1998 financial results.

     DISTRIBUTION OF AWARDS. Awards shall be paid to participants in shares of Company Common Stock, after the Company's receipt of its annual financial statements for the relevant year. The number of shares of Company Common Stock so paid will be determined by dividing the dollar value of the award by the average of the high and low sales prices for Company Common Stock as reported on the Composite Tape for New York Stock Exchange issues on the date of the award; provided, however, that if no such prices are reported for such day, the mean of the bid and asked prices on such exchange at the close of the market shall be used to determine the number of shares.

     Except in the case of a change in control of the Company (as discussed below), if a participant terminates employment during a calendar year the participant shall forfeit all rights to awards under the RSPP unless the Committee, in its discretion, determines otherwise after the performance criteria for such year have been satisfied. No award will be paid to a participant whose employment is terminated for 'cause' (as defined in the RSPP). A participant who terminates employment prior to the end of a year without being subject to such forfeiture shall be eligible to receive a portion of the award otherwise payable based upon the number of months (or portion thereof) that such participant was employed during the relevant year. Such award shall be paid in shares of Common Stock which are not subject to forfeiture (see 'Restricted Stock' below).

     If a participant terminates employment for good reason (as defined in the RSPP), or if a participant's employment is terminated by the Company for reasons other than cause prior to the end of a year in which a change in control of the Company occurs, such participant shall be eligible to receive, no later than the fifth day following such termination of employment, a portion of his Award Level (payable in cash) under the RSPP based upon the number of days that the participant was employed during the relevant year. If a participant continues in the employ of the Company until the end of the year in which a change in control occurs, the participant shall be entitled to receive an award under the RSPP (payable in cash) in the amount of such participant's Award Level under the RSPP for such year.

RESTRICTED STOCK

     Company Common Stock awarded under the RSPP shall be subject to such restrictions with respect to transferability and forfeiture as determined by the Committee, in accordance with the applicable provisions of the Company's 1989 Stock Option and Stock Award Plan, as amended (the '1989 Plan') or such new stock option and/or stock award plan as may be adopted by the Company in the future; provided, however, that any such restrictions shall lapse upon the occurrence of a change in control of the Company.

     Under the 1989 Plan, a recipient of a restricted stock award is prohibited from selling, transferring, pledging or assigning the shares of restricted stock during the applicable restriction period. If the recipient dies, terminates his or her employment by reason of permanent disability or, to the extent set by the Committee at the time of an award or later, retires under a retirement plan of the Company or a subsidiary, the shares of restricted stock shall become free of all restrictions. Unless the Committee determines otherwise, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death or permanent disability.

     The Committee which administers the RSPP also has full power and authority to administer and interpret the 1989 Plan, and the Committee's interpretations, as well as its grants and awards thereunder, are final and conclusive.

     The 1989 Plan was originally approved by the Company's stockholders on April 25, 1989, and was amended April 28, 1992, April 27, 1993, November 30, 1993 and October 26, 1996. The 1989 Plan provides for the issuance of 5,678,039 shares of Company Common Stock, such number to be increased on January 1 in each year up to and including January 1, 1999 by an amount equal to one percent of the outstanding shares of Company Common Stock on the immediately preceding December 31, of which not more than twenty percent (20%) of such shares may be awarded as restricted stock. As of March 1,

1997, 1,135,607 shares remain available for awards of restricted stock under the 1989 Plan. Awards of restricted stock under the RSPP will be made from shares authorized for issuance under the 1989 Plan or such new stock option and/or stock award plan as the Company may adopt in the future.

     AMENDMENT AND TERMINATION. Subject to its discretion to reduce (or not pay) awards and the change in control provisions of the RSPP, the Committee may amend or terminate the RSPP at any time, but no such action may adversely affect a participant's right, without his written consent, to receive an award after written notice of participation in the RSPP for a calendar year has been given to such participant. The Committee may make such adjustments as it deems appropriate with respect to Common Stock which may be awarded under the RSPP to reflect stock dividends, stock splits, recapitalizations or other corporate reorganizations.

     FEDERAL TAX INFORMATION. The award of restricted stock to a participant will not result in taxable income to the participant at the time of the award as long as the shares are not transferable and are subject to a substantial risk of forfeiture, unless the participant elects to be taxed immediately. In the first year in which such stock becomes transferrable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of such stock at the time the restrictions lapse. The Company will generally be entitled to a tax deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

     Section 162(m) limits the income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the Chief Executive Officer and the other highest paid executive officers. This rule applies to all deductible compensation including the deduction arising from the payment of incentive compensation. Various forms of compensation are exempted from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by outside directors, and (iii) approved by stockholders. The Board of Directors believes payments made under the RSPP, if approved by shareholders, will qualify for exemption from the operation of Section 162(m) and, therefore, will be deductible by the Company.

     NEW PLAN BENEFITS. No benefits or amounts have been allocated under the RSPP; nor are any such benefits or amounts currently determinable, or determinable for the last completed fiscal year as if the RSPP had been in effect, since awards under the RSPP are based, in part, upon discretionary award levels established by the Committee.

     The Board of Directors recommends that you vote FOR the proposal. The accompanying proxy will be voted FOR the proposal unless a contrary specification is made. The RSPP will have been approved if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

                 PROPOSAL 4 -- APPROVAL OF AN AMENDMENT TO THE
                     1989 STOCK OPTION AND STOCK AWARD PLAN

     The Company's 1989 Stock Option and Stock Award Plan (the '1989 Plan'), was approved by the Company's shareholders on April 25, 1989. The 1989 Plan, as initially approved, provided for the issuance of 2,200,000 shares of Company Common Stock on exercise of employee stock options or as awards, of which not more than 440,000 shares could be awarded as restricted stock.

     On April 27, 1993, the Company's shareholders approved an amendment to the 1989 Plan pursuant to which the maximum number of shares of Company Common Stock that may be issued and as to which options may be granted under the 1989 Plan was increased by 696,638 shares (equal to one percent of the outstanding shares of Company Common Stock on December 31, 1992) and would be further increased on January 1 in each year from 1994 to 1999 by an amount equal to one percent of the outstanding shares of Company Common Stock on the immediately preceding December 31. Not more than 20% of the number of shares added to the 1989 Plan each year may be awarded as restricted stock and no more than 1,000,000 shares may be awarded as incentive stock options (within the meaning of

Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code')). As of March 1, 1997, 1,187,166 shares remain available for issuance under the 1989 Plan.

     This amendment, which was effective November 30, 1993, limits the maximum number of shares of Company Common Stock as to which options may be granted to any one executive from November 30, 1993 until the expiration of the 1989 Plan on April 24, 1999 to 750,000 shares. Shareholder approval of the amendment is recommended to assure current Federal income tax deductibility by the Company of the income recognized by executives whose compensation might not otherwise be deductible under Section 162(m). However, in the event shareholder approval of the proposal is not obtained, no further options will be granted under the 1989 Plan to such executives.

     All of the above numbers relating to shares of Company Common Stock are subject to adjustment for certain changes in capital, as discussed below in the Summary of Material Features of the 1989 Plan.

     The above description of recent amendments to, and the following summary of the material provisions of, the 1989 Plan are qualified entirely by reference to the text of the 1989 Plan, copies of which may be obtained free of charge by shareholders by contacting: Union Camp Corporation, 1600 Valley Road, Wayne, New Jersey 07470, Attention: Secretary.

SUMMARY OF MATERIAL FEATURES OF THE 1989 PLAN

     The 1989 Plan is designed to promote the growth and profitability of the Company and it subsidiaries by giving key employees the opportunity to acquire a proprietary interest in the Company through ownership of Company Common Stock. The 1989 Plan authorizes the Committee to grant incentive stock options or non-qualified stock options, or both, stock appreciation rights, awards of restricted stock, and bonuses payable in Company Common Stock, to those employees who the Committee, in its sole discretion, determines have the ability to make a substantial contribution to the growth and profitability of the Company or any of its subsidiaries. Approximately 375 employees, including eleven executive officers of the Company, are eligible to receive grants and awards under the 1989 Plan. Non-employee directors and Committee members are not eligible to participate in the 1989 Plan.

     The Committee is authorized to determine the term during which an option may be exercised, which may not be longer than ten years. No option is exercisable before two years from the date it was granted except in the case of death or a change in control of the Company. The Committee is also authorized to specify, in its sole discretion, the number of shares to be covered by each award and by the options granted to each employee selected as well as the option price. The option price, however, may not be less than 100% of the fair market value of a share of Company Common Stock at the time the option is granted, which is the mean of the high and low sales prices for Company Common Stock as reported on the Composite Tape for New York Stock Exchange issues on the date of the grant.

     The purchase price upon exercise of an option may be paid either in cash or in shares of Company Common Stock already owned by the optionee or a combination of cash and shares. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to the option until the optionee has given written notice of exercise and has paid for such shares and applicable taxes thereon. The Committee may permit tax withholding obligations to be met by the withholding of Company Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

     If the optionee's employment is terminated by reason of death, retirement under a retirement plan of the Company or a subsidiary or permanent disability, as determined by the Committee, the optionee's option is exercisable until the expiration of the stated period of the option. Related stock appreciation rights are exercisable in such cases for three years, but not beyond the expiration of the option period. In all other cases, unless the Committee determines otherwise, options held by optionees terminate when the optionee's employment with the Company or a subsidiary terminates. No option is transferable except by will or by operation of the laws of descent and distribution and an option may be exercised during an optionee's lifetime only by the optionee.

     Subject to certain limitations, the l989 Plan provides for adjusting the shares of Company Common Stock subject to outstanding options, or the numbers, class or option prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

     In the Committee's discretion, an option may provide a right to exercise such option without payment of the purchase price (a stock appreciation right). Upon exercise of such right, an optionee shall receive the number of whole shares of Company Common Stock, or, in the Committee's discretion, cash determined by dividing the fair market value per share on the date of exercise into the excess of the aggregate fair market over the aggregate exercise price for the number of option shares covered by the exercise. The option is reduced by the number of shares with respect to which such rights are exercised which may not thereafter again be optioned.

     The 1989 Plan provides that the Committee may, in its discretion, grant options containing provisions for limited rights, exercisable upon the occurrence of certain events and expiring thirty days thereafter, including consummation of a tender offer for at least 20% of the outstanding Company Common Stock, a proxy contest resulting in the replacement of a majority of the Company's Board of Directors, a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, a liquidation or dissolution of the Company, or similar events. Limited rights permit optionees to receive in cash either (i) for each share covered by an option the highest market price per share at which Company Common Stock traded on the New York Stock Exchange for the 60 days immediately preceding the exercise event, or (ii) if provided by the Committee in its discretion, for each share covered by the option the highest market price per share at which Company Common Stock traded on the New York Stock Exchange on the date of exercise, less the option price per share specified in the option. Limited rights may not extend the exercise period of any option and, to the extent exercised, reduce the shares of Company Common Stock available under the 1989 Plan and the shares of such stock covered by the options to which the limited rights relate.

     The 1989 Plan provides that awards of restricted stock may be granted in addition to or in lieu of option grants. During a period set by the Committee at the time of each award of restricted stock, a restricted stock award recipient is prohibited from selling, transferring, pledging or assigning the shares of restricted stock unless the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, or, if determined by the Committee, by retirement under a retirement plan of the Company or a subsidiary, in which case, shares of restricted stock become free of all restrictions. Unless the Committee determines otherwise, shares of restricted stock are forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than the recipient's death, permanent disability, as determined by the Committee, or, if determined by the Committee, retirement under a retirement plan of the Company or a subsidiary.

     In the event of a 'Change in Control' (as defined in the 1989 Plan) of the Company, the 1989 Plan provides that (i) all restrictions on restricted stock previously awarded under the 1989 Plan shall lapse and (ii) all stock options which are outstanding shall become immediately exercisable in full. In addition, upon such a Change in Control, the Committee may determine that outstanding options shall be adjusted and shall make such adjustments by substituting for Company Common Stock subject to options, stock or other securities of any successor to the Company.

     In lieu of paying a cash bonus to employees eligible to participate in the 1989 Plan, the Committee, in its sole discretion, may pay bonuses in shares of unrestricted Company Common Stock or partly in shares of unrestricted Company Common Stock and partly in cash. The number of shares of Company Common Stock payable in lieu of cash shall be determined by dividing such bonus amount by the fair market value, determined as set forth above, of one share of Company Common Stock on the date the bonus is payable. The Company withholds from such bonus an amount of cash sufficient to meet tax withholding obligations.

     The Committee has full power and authority to administer and interpret the 1989 Plan, and the Committee's interpretations, as well as its grants and awards, are final and conclusive.

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment may, without shareholder approval, increase the maximum number of shares for which options may be granted, decrease the option price of an option to less than 100% of the fair market value of a share of Company

Common Stock on the date of the granting of the option, or extend the duration of the 1989 Plan. No award or option may be granted under the 1989 Plan after April 24, 1999, but awards or options theretofore granted may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. However, the transfer of Company Common Stock to optionees upon exercise of their options may or may not give rise to immediate or deferred taxable income to the optionees and tax deductions to the Company depending upon whether or not the options are incentive stock options. In general, the exercise of an incentive stock option is exempt from regular income tax (but not alternative minimum tax) and does not result in a tax deduction to the Company unless the optionee disposes of the Company Common Stock within two years of the grant of the option or within one year of the transfer of such Company Common Stock to him. On the other hand, the exercise of an option which is not an incentive stock option results in immediate taxable income to the optionee and a tax deduction to the Company.

     Similarly, the transfer of restricted stock to an employee is generally taxable to the employee and deductible by the Company when the restrictions lapse, unless the employee elects to be taxed immediately. The payment of bonuses in Company Common Stock is immediately taxable and deductible. The exercise of a stock appreciation right for Company Common Stock is generally taxable and deductible in the same manner as the exercise of an option which is not an incentive stock option.

     The Board of Directors recommends that you vote FOR the proposal. The accompanying proxy will be voted FOR the proposal unless a contrary specification is made. The proposed amendment to the 1989 Plan will be approved if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

                       PROPOSAL 5 -- STOCKHOLDER PROPOSAL

     A stockholder has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. Two other stockholders are co-sponsoring the proposal. The names and addresses of the stockholders and the number of shares of Common Stock held by such stockholders will be furnished promptly upon a request made orally or in writing to Dirk R. Soutendijk, Secretary of the Company.

     Your Board of Directors has carefully reviewed this stockholder proposal and recommends a vote AGAINST it.

                  STOCKHOLDER RESOLUTION REGARDING PHASEOUT OF
               CHLORINE-CONTAINING COMPOUNDS FROM PULP AND PAPER
                            MANUFACTURING PROCESSES

     WHEREAS the manufacturing processes used by the company can result in the formation of unwanted organochlorine by-products including dioxins and furans found to be harmful to human health and the environment even in the most minute (or not 'detectable') amounts;

     WHEREAS national and international bodies have publicly recognized the significant dangers posed by chlorine-based bleaching processes in the pulp and paper industry including the U.S. Environmental Protection Agency, the American Public Health Association, The International Joint Commission, The World Bank, and the Intergovernmental Forum on Chemical Safety (convened by the United Nations Environment Program). Conclusions from these agencies reflect the growing trend to phase out the use of chlorine-containing compounds;

     WHEREAS dioxins are generated through the use of chlorine dioxide; even at levels below analytical detection, dioxins accumulate in the bodies of living creatures as they pass through the food chain -- by the time they reach human breast milk, for instance, the levels can be very high and can result in or contribute to reproductive failure, birth defects, developmental impairment, hormonal disruption, behavioral disorders, immune suppression and cancer;

     WHEREAS chlorine dioxide is extremely unstable and threatens worker health and safety;

     WHEREAS the company has already recognized the threat posed by dioxins and furans by reducing the level of organochlorines in its environmental releases with its 'C-Free' process; this process, however, has been implemented at only one of the company's five bleach lines and continues to use chlorine-containing compounds;

     WHEREAS the favored method of preventing continued contamination from persistent or bioaccumulative toxic substances is to phase out production processes that inadvertently generate and release such substances;

     WHEREAS worldwide demand is increasing for paper produced without the release of hazardous organochlorines (i.e. Totally Chlorine-Free or TCF);

     WHEREAS significant cost savings and competitive advantages could result from conversion to TCF;

     WHEREAS totally chlorine-free processes are in use at more than two dozen kraft mills worldwide which produce high quality pulp, and these processes appear to be the most technologically feasible and cost-effective ways to move towards effluent-free production;

     RESOLVED that the shareholders shall request the company establish a schedule for the total phaseout from its pulp and paper production processes of chlorine and chlorine-containing compounds.

                              SUPPORTING STATEMENT

     The company's actions to reduce chlorine-containing compounds and the resulting dioxins and furans are commendable but current science suggests that no safe or acceptable exposure to dioxins or furans exists. The company could be materially affected by clean-up costs, higher operating costs and fines. Furthermore, investment in chlorine dioxide substitution delays the adoption of more protective technologies (totally chlorine-free and effluent-free). For the company to claim to be an environmental leader and a technological innovator, we believe it should develop and implement technology to completely, and not `virtually,' eliminate the formation and release of organochlorines in pulp and paper production.

                      MANAGEMENT'S STATEMENT IN OPPOSITION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     The Company is a world leader in bleaching technology. It invented the C-Free'tm' pulp bleaching process which eliminates elemental chlorine from the bleaching of pulp. It uses oxygen and ozone instead. The first commercial C-Free pulp bleaching plant began operation in the Company's Franklin, Virginia mill in 1992. Using only a small amount of chlorine dioxide in its final stage, the process reduces organochlorines by 99% or more. Additionally, it significantly reduces other pollutants such as BOD and color. Most importantly, this technology economically produces bleached pulp with the quality and brightness required for printing and writing papers -- the major product focus of Union Camp's Fine Paper Division.

     Because of the significant capital costs associated with implementing new technologies, the Company has chosen a deliberative approach which has enabled it to conduct nearly continuous modernization programs which have successfully balanced the costs and risks of change with the benefits of new technologies. Deciding how and when to modernize the Company's manufacturing processes involves sophisticated technical, marketing, financial and regulatory judgments which a mechanistic phase-out schedule fails to consider and, accordingly, would not, in our view, be consistent with the responsible management of the Company's productive assets to which we are committed.

     In addition, the U.S. Environmental Protection Agency (EPA) is currently close to finalizing a rule governing water standards for the bleaching operations of the paper industry. The Company has been an active participant in urging the EPA to adopt criteria which will offer incentives to companies who install advanced technology. Implementation of this stockholder proposal would be inconsistent with the

Company's proactive recommendations to the EPA as it would force a specific timetable and lock in decisions regarding technology that may not be cost effective under the EPA's new rules.

     Accordingly, the Board of Directors recommends a vote AGAINST this proposal. The accompanying proxy will be voted AGAINST this stockholder proposal unless a contrary specification is made. This stockholder proposal will have been adopted if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

                       PROPOSAL 6 -- STOCKHOLDER PROPOSAL

     A stockholder has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. The name and address of the stockholder and the number of shares of Common Stock held by such stockholder will be furnished, promptly upon receipt of a request made orally or in writing to Dirk R. Soutendijk, Secretary of the Company.

     Your Board of Directors has carefully reviewed this stockholder proposal and recommends a vote AGAINST it.

                        STOCKHOLDER RESOLUTION REGARDING
                    ENDORSEMENT OF THE CERES PRINCIPLES FOR
                      PUBLIC ENVIRONMENTAL ACCOUNTABILITY

WHEREAS WE BELIEVE:

     Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

     Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

WHEREAS:

     The Coalition for Environmentally Responsible Economies (CERES) -- which includes shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Fifty-four companies, including Sun [Sunoco], General Motors, H.B. Fuller, Polaroid, and Bethlehem Steel, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that benefits of working with CERES are public credibility; 'value-added' for the company's environmental initiatives.

In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the biosphere             4. Energy conservation               7. Environmental restoration
2. Sustainable natural resource use        5. Risk reduction                    8. Informing the public
3. Waste reduction and disposal            6. Safe products & services          9. Management commitment
                                                                                10. Audits and reports

[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927].

CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                              SUPPORTING STATEMENT

     Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

     Your vote FOR this resolution will encourage scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike.

                      MANAGEMENT'S STATEMENT IN OPPOSITION
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     Long before the CERES Coalition was formed, Union Camp had made a commitment to environmental responsibility and sound resource management strategies. That commitment continues today. Union Camp is a participant in a number of industry programs with operational principles specifically tailored to our businesses and the Company has voluntarily initiated programs that go beyond legal requirements. These programs are particularly well suited to making safety and stewardship of the environment part of our day-to-day focus.

     The Company shares the views of the proponent that a sound, credible environmental policy can increase long-term stockholder value. However, a significant difference between the Company's environmental commitment and the CERES Principles is the production of a report prescribed by CERES in a format that is not tailored to the Company's operations. It is expensive to compile, but adds little to our environmental and safety effort. The Company believes it is more prudent to report our environmental performance through our own initiatives in ways that represent all stockholders.

     The Company is a participant in the American Forest and Paper Association's ('AF&PA') Environmental Health and Safety Principles which guide the actions of paper and forest products companies in land stewardship, environmental performance, energy conservation, education, training, research, communication and reporting. Union Camp has adopted these principles as its own and annually certifies its compliance with these principles as a condition of its AF&PA membership. The Company's Chemical Group is a participant in the Chemical Manufacturers Association ('CMA') Responsible Care Program'r' which commits the Company, as a condition of its CMA membership, to continually improve performance in the areas of health, safety and environmental quality. The
Company helped develop the AF&PA's Sustainable Forestry Initiative which includes commitments for increased research and development, implementation of enhanced wildlife habitat improvement programs, prompt reforestation, conservation of biological diversity, improved water quality and protection of unique and special sites. The Company has also agreed to support the Sustainable Forestry Initiative as a condition of membership in the AF&PA.

     In addition to these industry programs, Union Camp creates its own programs to address its environmental responsibilities. For example, Union Camp's research and development efforts in water conservation methods led to the development and commercialization of a bleaching process which has important environmental advantages. The Company is a leader in corporate land conservation efforts. Through its Land Legacy program, the Company has donated approximately 84,000 acres of land for the protection of historical, recreational or ecological values over the last two decades.

     Union Camp's commitments under these varied programs are substantially the same as those called for by the CERES Principles, but our approach has additional benefits. First, when the Company determines to commit to a program it does so because it believes such action is in the best interest of all its shareholders not just a single group. Second, there is a pride of ownership in the Company's programs which have been designed and implemented by our employees, in cooperation with other stakeholders. These programs are not static; they are evolutionary, changing as challenges are met and new issues arise. This has resulted in our work force having a level of commitment which would be difficult to achieve if the Company adopted a third party's vision. Third, we believe we are allocating our resources for maximum effectiveness. The industry programs help to keep our knowledge current and allow us to share solutions with others facing similar issues. Our own programs make environmental responsibility an integral part of our every day business and we disclose our environmental initiatives through several means including issuing environmental reports and meeting with community leaders where we operate. Thus, the Company believes that endorsing the CERES Principles would add costs but not value to its environmental accomplishments and continuing commitment.

     Accordingly, the Board of Directors recommends a vote AGAINST this proposal. The accompanying proxy will be voted AGAINST the stockholder proposal unless a contrary specification is made. The stockholder proposal will have been adopted if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

                                 OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. The Company's bylaws provide that stockholders who wish to propose the transaction of any business at the annual meeting must give the Company's Secretary written notice of such intent containing the information required by the bylaws at least sixty
(60) days in advance of the first anniversary date of the annual meeting of stockholders for the preceding year. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder for presentation at the 1998 Annual Meeting of the Stockholders of the Company under the rules of the Securities and Exchange Commission must be received by the Company not later than November 21, 1997 for inclusion in the Company's 1998 Proxy Statement and Proxy.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies in person and by telephone and other means of telecommunication. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, N.Y. 10005, to assist in the solicitation of proxies for which the Company will pay a fee of $10,500 and will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners of the stock held of record by such persons.

                                          By Order of the Board of Directors

                                          DIRK R. SOUTENDIJK
                                          Secretary

March 21, 1997

                                                                       EXHIBIT A

                             UNION CAMP CORPORATION
                       RESTRICTED STOCK PERFORMANCE PLAN

I. PURPOSE

     The Union Camp Corporation Restricted Stock Performance Plan is intended to
(i) provide an incentive and reward to selected officers of the Company, who have contributed to and who are, in the future, likely to contribute to the long-term performance of the Company and (ii) assure current Federal income deductibility by the Company of Awards to the officers whose compensation might not otherwise be deductible under Section 162(m) of the Code. The RSPP is also expected to enhance the Company's ability to attract and retain outstanding individuals to serve in executive capacities.

II. ADMINISTRATION

     The RSPP shall be administered by the Committee which shall consist of not less than two (2) directors appointed by the Board, each of whom is an 'outside director,' within the meaning of Code Section 162(m) and, to the extent necessary for the RSPP and/or Awards hereunder to satisfy the requirements and conditions of Rule 16b-3, a 'non-employee director' as defined by Rule 16b-3; provided, however, that if one or more members of the Committee does not qualify as such an 'outside director' or a 'non-employee director,' if applicable, at the time any Award is granted hereunder, such Award nevertheless shall be deemed to have been properly authorized and issued under the RSPP and shall remain in full force and effect subject to the other terms and conditions contained in the RSPP.

     The Committee shall have the sole authority to establish and administer performance goals in connection with any Awards, including award levels for individual Participants, and to certify whether, and to what extent, any such performance goals have been attained for purposes of Section V hereof. The Committee's decision, in making any determination or construction under the RSPP and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under the RSPP.

III. DEFINITIONS

     Except as otherwise specified or as the context may otherwise require, the following terms shall have the meanings indicated below for the purposes of the RSPP. As used in the RSPP, the masculine pronoun shall be deemed to include the feminine, and the singular number, the plural, unless a different meaning is clearly indicated by the context.

     Award means an annual incentive award made to a Participant in accordance with the terms of the RSPP.

     Award Date means the date on which the Committee certifies in writing that the performance goals applicable to an Award and any other material terms are satisfied and authorizes the payment of such Award to a Participant in accordance with the RSPP.

     Award Level means a percentage of a Participant's Base Salary, determined in the discretion of the Committee within 90 days after the commencement of the Performance Period, which is established as a competitive award for achievement of fully satisfactory performance in support of the objectives of the RSPP; provided, however, that the Award Level of a Participant who becomes a Participant after the start of a Performance Period shall be determined by the Committee within the first 25% of such Participant's period of service with the Company during such Performance Period.

     Base Salary means the Participant's annual base rate of pay in effect at the end of a Performance Period.

     Board means the Board of Directors of the Company.

     Cause means the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee reasonably determines, in its sole discretion, to be cause: (i) the

Participant has misappropriated any funds or property of the Company or any affiliate thereof; (ii) the Participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Company or an affiliate thereof; or (iii) the Participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Company or any affiliate thereof or any confidential records, data, formulae, specifications or any other trade secrets or other information of value to the Company or any affiliate thereof derived by his association with the Company or such affiliate.

     Notwithstanding the foregoing definition of Cause, for purposes of determining whether a termination of employment subsequent to a Change in Control of the Company is for 'Cause,' Cause shall mean termination of employment (a) upon the willful and continued failure by a Participant to perform substantially his duties with the Company (other than (i) any such failure resulting from such Participant's incapacity due to physical or mental condition or illness or (ii) any actual or anticipated failure after the issuance by the Participant of a Notice of Termination), after a written demand for substantial performance is delivered to such Participant by the Board, which demand specifically identifies the manner in which the Board believes that such Participant has not substantially performed his duties, or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of the definition of Cause contained in this paragraph, no act, or failure to act, on the Participant's part shall be deemed 'willful' unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters ( 3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in this subparagraph and specifying the particulars thereof in detail.

     Change in Control means the occurrence of any of the following events:

          (a) any 'person,' as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a 'Non-Qualifying Transaction' (as hereinafter defined)) the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ('Company Voting Securities');

          (b) individuals who, on October 29, 1996 constitute the Board (the 'Incumbent Directors') cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to October 29, 1996, whose election or nomination for election was approved by a vote of at least two-thirds ( 2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including, without limitation, in order to settle such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

          (c) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires such approval, whether for such transaction or the issuance of securities in the transaction (a 'Business Combination'), unless immediately following such Business
     Combination: (i) more than 50% of the total voting power of (x) the corporation resulting from such Business

     Combination (the  'Surviving  Corporation'),  or  (y)  if  applicable,  the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the 'Parent Corporation'), will be represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such
     Company Voting Securities were converted pursuant to such Business Combination), (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) will be or become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and
     (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and
     (iii) above shall be deemed to be a 'Non-Qualifying Transaction'); or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Anything contained herein to the contrary notwithstanding, a Change in Control of the Company shall be deemed not to have occurred with respect to any Participant who participates as an investor in the acquiring entity (which shall include the Parent Corporation, where applicable) in such Change in Control transaction, unless such acquiring entity is a publicly-traded corporation and the Participant's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1%) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose, the Participant's equity interest shall include any such interest of which such individual is a 'beneficial owner,' as defined in Rule 13d-3 under the Exchange Act.

     Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     Committee means the Personnel, Compensation and Nominating Committee of the Board, satisfying the conditions of Section II hereof or such other committee of the Board to which such responsibilities are delegated in the future.

     Common Stock means the common stock, par value $1.00, of the Company.

     Company means Union Camp Corporation and those subsidiaries and affiliates designated by the Committee.

     Earnings Per Share or EPS means the Company's earnings per share, as shown on the Company's annual financial statements, before taking into account (i) adjustments to earnings incurred in connection with the adoption of a new accounting standard and (ii) extraordinary items, as defined in Accounting Principles Bulletin No. 30.

     Effective Date means January 1, 1997.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Good Reason means, without the Participant's express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of paragraphs (a), (e), (f) or (g), such circumstances are fully corrected prior to the effective date of the Participant's termination of employment:

          (a) the assignment to the Participant of any duties inconsistent with the position in the Company that such Participant held immediately prior to the Change in Control (other than in the nature of a promotion) or a diminution in such Participant's duties, responsibilities, employment status or authority as compared to such duties, responsibilities, employment status or authority in effect immediately prior to such Change in Control;

          (b) a reduction by the Company in the Participant's annual base salary as in effect immediately prior to such Change in Control except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

          (c) the relocation of the Company's offices at which the Participant is principally employed immediately prior to the date of the Change in Control to a location more than twenty-five (25) miles from such location, or the Company requiring the Participant to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially similar to the Participant's business travel obligations immediately prior to the Change in Control;

          (d) the failure by the Company to pay to the Participant any portion of his current compensation or to pay to him any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

          (e) the failure by the Company to continue to provide substantially the same compensation plans in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of such Participant's participation relative to other Participants, than that which existed at the time of the Change in Control;

          (f) the failure by the Company to continue to provide the Participant with benefits and coverage substantially similar to those provided to such Participant under any of the Company's pension, life insurance, medical, accident, or disability plans in which such Participant was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or the failure by the Company to provide such Participant with the number of paid vacation days to which such Participant is entitled on the basis of his years of service with the Company in accordance with the Company's vacation policy for salaried employees in effect at the time of the Change in Control; or

          (g) any purported termination of the Participant's employment that is not effected pursuant to a Notice of Termination.

     The right of a Participant to terminate employment for Good Reason shall not be affected by such Participant's incapacity due to physical or mental condition or illness. Further, the continued employment of the Participant shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

     1989 Plan means the Company's 1989 Stock Option and Stock Award Plan, as originally approved by the stockholders of the Company on April 25, 1989 and as subsequently amended thereafter.

     Notice of Termination means a notice delivered by a Participant to the Company pursuant to which the Participant indicates his intent to terminate his employment with the Company by reason of Good Reason and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

     Participant means an officer of the Company approved by the Committee to participate in the RSPP for a Performance Period in accordance with Section IV.

     Performance Period means a calendar year.

     Return on Capital or ROC means, in the discretion of the Committee, the average of (i) the Company's net income divided by its long-term debt, stockholders' equity and deferred income taxes or (ii) the Company's pre-interest after-tax net income divided by the sum of its average debt plus average stockholders' equity for a Performance Period and the two preceding Performance Periods; provided, however, that the ROC for the first Performance Period shall reflect only the 1997 financial results and the ROC for the second Performance Period shall reflect the average of the determinations from the 1997 and 1998 financial results.

     Rule 16b-3 means Rule 16b-3 under the Exchange Act.

     RSPP means this Union Camp Corporation Restricted Stock Performance Plan, as amended.

IV. ELIGIBILITY AND PARTICIPATION

     Employees of the Company eligible for Awards under the RSPP shall be approved by the Chief Executive Officer of the Company from those employees who are in positions which enable them to make a material impact on the long-term performance of the Company or one of the Company's divisions or subsidiaries; provided, however, that an employee shall not be eligible hereunder until the Committee shall approve such employee as a Participant. All Participants will be notified of their participation in the RSPP.

V. AWARD DETERMINATION

     Within the first ninety (90) days of each Performance Period, the Committee shall establish in writing an Award Level for each Participant which will be earned, in whole or in part, according to the Company's satisfaction of performance criteria for that Performance Period measured in terms of:

          (1) Return on Capital at or above the median of a group of comparable forest products companies selected by the Committee for the purposes of the RSPP, and

          (2) Earnings Per Share for a Performance Period compared to a forecasted Earnings Per Share using a smoothed trendline reflecting the historic EPS performance of the Company.

     During each Performance Period, a Participant shall be eligible to receive an Award based upon his Award Level; provided, that a maximum of 48% of Base Salary may be awarded based upon the Company's ROC for the Performance Period and a maximum of 32% of Base Salary may be awarded based upon the Company's Earnings Per Share for the Performance Period. Notwithstanding the foregoing, the maximum value of any Award that a Participant may receive under the RSPP for any Performance Period may not exceed $2,000,000.

     The Committee may not increase an Award above the maximum stated above but, except as provided in Section X hereof, the Committee may reduce (or not pay) Awards.

     Subject to Section X hereof, no Award shall be deemed to be earned, in whole or in part, unless and until notification shall be received by the Participant of the approval of the Award by the Committee.

VI. PAYMENT OF AWARDS AND RESTRICTIONS

     Subject to Section X hereof, payment of Awards with respect to a Performance Period shall be made solely on account of the Company's satisfaction of performance criteria pursuant to Section V hereof for such Performance Period. Except as provided in Section X hereof, payment of all Awards shall be made as soon as practicable after the Award Date. Except as provided in Sections IX and X, Awards will be paid to Participants in shares of restricted Common Stock. The number of shares so paid will be determined by dividing the Award's dollar value by the average of the high and low sales prices for Common Stock as reported on the Composite Tape for New York Stock Exchange issues on the Award Date; provided, however, that if no such prices are reported for such Award Date, the mean of the bid and asked prices on such exchange at the close of the market on the Award Date shall be used to determine the number of shares to be delivered.

     Awards of restricted stock will be subject to such restrictions determined by the Committee and as are set forth in a restricted stock agreement between the Company and the Participant. Restricted stock will be considered Common Stock issued with specified restrictions which render it nontransferable and subject to a substantial risk of forfeiture until the lapse of the applicable restrictions. Notwithstanding anything to the contrary contained herein, all restrictions on restricted stock shall lapse and such stock shall not be subject to forfeiture upon the occurrence of a Change in Control.

     A Participant shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions. Participants are required to pay applicable taxes to the Company upon the expiration of the applicable restriction periods, unless paid prior to such time. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the Participant pursuant to procedures approved by the Committee.

     All Awards of restricted stock are subject to such further applicable provisions as set forth in the 1989 Plan or such new stock option and/or stock award plan as may hereafter be adopted by the Company.

VII. SHARES SUBJECT TO THE RSPP

     Shares of Common Stock have been reserved for Awards under the RSPP in the 1989 Plan. A total of 5,678,039 shares of Common Stock, such number to be increased on January 1 in each year to and including 1999 by an amount equal to one percent (1%) of the outstanding shares of Common Stock on the immediately preceding December 31, are reserved for awards under the 1989 Plan, of which not more than twenty percent (20%) of such shares may be awarded under the RSPP.

VIII. ADJUSTMENTS UPON CHANGES IN CAPITAL

     Notwithstanding  any  other provisions  of the  RSPP,  upon changes  in the
Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is the surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the Committee shall have the power to make such adjustments as it deems appropriate to the class and maximum number of shares of Common Stock or other shares or property (including cash) which may be awarded under the RSPP; and the restricted stock agreements under the RSPP may contain such provisions as the Committee shall deem appropriate for adjustments upon any such event of change; provided, however, that no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year.

IX. TERMINATION OF EMPLOYMENT

     Subject to Section X hereof, a Participant whose employment with the Company terminates prior to the end of a Performance Period shall forfeit all rights to Awards under the RSPP for the current or subsequent Performance Periods, unless the Committee determines otherwise after the performance criteria for such Performance Period have been satisfied.

     A Participant who terminates employment with the Company prior to the end of a Performance Period without being subject to the forfeiture of an Award as described in the preceding paragraph shall (or in the case of the death of such a Participant, his designated representative or estate shall) receive, after the end of such Performance Period, a pro rata payment of any Award which would have been paid in accordance with Section VI hereof based upon the number of months (or portion thereof) that the Participant was employed during that Performance Period. In the event that a payment of an Award is made to a Participant (or to a Participant's designated representative or estate) under this paragraph, such payment shall be made in accordance with Section VI hereof, except that such an Award will be paid in shares of Common Stock that are not subject to forfeiture.

     No Award will be paid to a Participant whose employment with the Company or an affiliate is terminated for Cause.

X. CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, each Participant who continues in the employ of the Company for the duration of the Performance Period during which such Change in Control occurs shall be entitled to receive an Award (payable in cash) in the amount of such Participant's Award Level for such Performance Period; and provided further that the amount of such Award may not be increased or, notwithstanding its authority under Section V, reduced by the Committee.

     Notwithstanding anything contained in the RSPP to the contrary, if a Participant terminates employment for Good Reason, or if a Participant's employment is terminated by the Company other than for Cause, prior to the end of the Performance Period in which a Change in Control occurs, such Participant shall be entitled to receive from the Company an Award (payable in cash) determined by multiplying the product of (i) the fraction resulting from dividing the number of days which the Participant was employed during the
Performance Period by three hundred and sixty-five (365) and (ii) the Participant's Award Level for such Performance Period. Any Award to which a Participant becomes entitled pursuant to this paragraph shall be paid to the Participant no later than the fifth day after the date of his termination of employment.

XI. MISCELLANEOUS

     Within the limitations set forth herein, the Company may adopt and, as appropriate, revise the procedures necessary to implement the terms and conditions of the RSPP.

     The RSPP does not constitute a contract of employment and the Company specifically reserves its right to terminate a Participant's employment at any time, with or without Cause, and with or without notice or assigning a reason.

     Participation in the RSPP for a Performance Period does not imply or preclude the awarding of incentives for any subsequent Performance Period.

     Except as provided in Section X hereof, in no event shall a Participant draw upon or have any right to payments which may be earned under the RSPP until the end of the Performance Period and determination of Award payments.

     Participants who have accrued rights to payments under the RSPP shall be general creditors of the Company and shall not have any interest in the income or assets of the Company. Rights to Awards may not be assigned, used as collateral or otherwise transferred or disposed of voluntarily or involuntarily without the Company's prior written consent.

     The RSPP, and any agreements entered into or Awards made hereunder shall be governed by the laws of the State of New Jersey, except to the extent preempted by the laws of the United States.

     Neither the adoption of the RSPP nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company, or prevent or limit the right of the Company to establish any other forms of incentives or compensation for its employees, consultants or directors.

XII. AMENDMENT AND TERMINATION

     Subject to the provisions of Section X hereof, the Committee shall have the power, in its sole discretion, to amend or terminate the RSPP at any time, except that no such action shall increase the number of shares of stock reserved for the RSPP, (except as specified in Section VII hereof) nor adversely affect the rights of a Participant to receive an Award after written notification of participation with respect to a Performance Period, without the written consent of the affected Participant. The foregoing, however, shall not be deemed a limitation of the Committee's authority pursuant to Section V hereof to reduce (or not to pay) Awards.

XIII. EFFECTIVE DATE

     The RSPP shall become effective as of the Effective Date, provided that in no event shall any payments be made under the RSPP before the RSPP has been disclosed to, and approved in a separate vote by a majority of the votes cast on the issue by, the Company's stockholders.

                                   APPENDIX 1
                                   PROXY CARD


    [    ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.
(1) Election of Directors    FOR all nominees  [X]  WITHHOLD AUTHORITY to vote      [X]   "EXCEPTIONS"  [X]
                             listed below           for all nominees listed below

Nominees: C. Corness, R. Kennedy, W. C. McClelland J. Reed and J. Sheehan (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) "Exceptions
            --------------------------------------------------------------------

                                               FOR     AGAINST   ABSTAIN
(2)  Ratification of appointments of           [X]       [X]      [X]
     independent accountants.

(3)  The approval of the Restricted            [X]       [X]      [X]
     Stock Performance Plan.

(4)  The approval of an amendment to           [X]       [X]      [X]
     the 1989 Stock Option and Stock
     Award Plan.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             "AGAINST" ITEMS 5 AND 6

                                               FOR       AGAINST     ABSTAIN
(5)  Stockholder proposal to establish         [X]         [X]          [X]
     a schedule to eliminate
     organochlorines

(6)  Stockholder proposal to endorse           [X]         [X]          [X]
     the CERES Principles


Please mark this box                       Change of Address
if you plan to attend   [X]                and/or Comments         [X]
the annual meeting                         Mark Here

    Please sign exactly as your names appear. If Executor, Trustee, etc., give full title. If stock is registered in two names, both should sign.

                        Dated:                                    ,   1997
                               -----------------------------------

                        ---------------------------------------------------
                                           Signature(s)


                                                                                   Votes MUST be indicated
Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. (x) in Black or Blue ink (x) -------------------
                                                                                                                   Signature(s)


[LOGO]
                             UNION CAMP CORPORATION
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1997


     The undersigned hereby appoints W. CRAIG McCLELLAND, JAMES M. REED and DIRK
R. SOUTENDIJK, and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the annual meeting of stockholders of said corporation at the Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey, on Tuesday, Aril 29, 1997 at 11:00 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 21, 1997.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4, AND, IF PROPERLY PRESENTED AT THE MEETING, AGAINST ITEMS 5 AND 6, ALL AS REFERRED TO ON THE REVERSE SIDE.

(Continued, and to be SIGNED on the reverse side.)


                                              UNION CAMP CORPORATION
                                              P.O. BOX 11188
                                              NEW YORK, N.Y. 10203-0188




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                                   APPENDIX 2
                             LETTER TO PARTICIPANTS



Union Camp Corporation
1600 Valley Road
Wayne, NJ  07470
(201) 628-2000

March 21, 1997

TO:     PARTICIPANTS HAVING COMPANY STOCK ALLOCATED TO THEIR
        ACCOUNTS UNDER THE FOLLOWING PLANS:

        The Union Camp Corporation Salaried Employees' Savings and Investment
        Plan

        The Union Camp Corporation Employees' Investment Plan

        The Union Camp Corporation Employees' Savings and Investment Plan

        The Union Camp Corporation Franklin Employee Investment Plan

        The Union Camp Corporation Prattville Employee Investment Plan

        The Union Camp Corporation Savannah Employee Investment Plan and

        The Puerto Rico Container Company Employees' Savings Plan

Enclosed is a copy of Union Camp Corporation's 1996 Annual Report and a copy of the Notice of the 1997 Annual Meeting and Proxy Statement, together with a Confidential Voting Instructions form.

You are entitled to direct Bankers Trust Company, as Trustee of each of the plans referred to above, how to vote the shares of Union Camp Common Stock allocated to your plan account. Please date, mark as appropriate and sign the enclosed Confidential Voting Instructions form and return it in the enclosed envelope to Bankers Trust Company, P.O. Box 500, Elizabeth, New Jersey 07207-9870. Bankers Trust Company will vote the shares in your account as you direct. If you do not return the enclosed Confidential Voting Instructions form, your shares will be voted in the same proportions as shares are actually voted in either (i) the Salaried Employees' Savings and Investment Plan, if you are a participant in that plan, or (ii) the other plans.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE VOTING INSTRUCTIONS FORM TO BANKERS TRUST COMPANY AS SOON AS POSSIBLE.

Very truly yours,

Dirk R. Soutendijk
Secretary


                              STATEMENT OF DIFFERENCES
                              ------------------------

The trademark symbol shall be expressed as ................ 'tm'
The registered trademark symbol shall be expressed as ..... 'r'


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